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                                OFFER TO PURCHASE
                                 1,000,000 UNITS
                                       OF
                       AETNA REAL ESTATE ASSOCIATES, L.P.
                                       FOR
                                 $8.00 PER/UNIT
               (Subject to the terms and conditions of the Offer)


                               OAK INVESTORS, LLC
                             c/o Arlen Capital, LLC
                       1650 Hotel Circle North, Suite 200
                           San Diego, California 92108



                  Oak Investors, LLC is not an affiliate of the
             Partnership or the General Partner of the Partnership.

                                        -

           If you have interest in selling your Units, please contact
                     Arlen Capital at 1-800-891-4105 or fax
           1-619-686-2056, and you will receive the complete Offer to
                      Purchase as filed with the Securities
      and Exchange Commission, which includes (i) the Agreement of Sale and
                   (ii) Instructions for completing the sale.






   THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 18, 2000.


                                                                    July 5, 2000